REMARKETING AGREEMENT


               REMARKETING AGREEMENT, dated as of January 30, 1998 (the "Remarketing Agreement"), by and between ENSERCH Corporation (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

               WHEREAS, the Company will issue $125,000,000 aggregate principal amount of Remarketed Reset Notes due January 1, 2008 (the "Notes"), such Notes to be issued under the Indenture (For Unsecured Debt Securities) dated as of January 1, 1998, (the "Indenture"), by and between the Company and The Bank of New York, as trustee (the "Trustee"); and

               WHEREAS, the Notes are to be initially offered to the public through Merrill Lynch; and

               WHEREAS, the Company has requested Merrill Lynch to act as Remarketing Agent (as defined in Section 2(a) hereof) in connection with the Notes, and as such to perform the services described herein; and

               WHEREAS, Merrill Lynch is willing to act as Remarketing Agent in connection with the Notes, and as such to perform such duties on the terms and conditions expressly set forth herein.

               NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

               Section 1.     Definitions.  Capitalized terms used and not
                              -----------
          defined in this Agreement shall have the respective meanings assigned to them in the Notes or, if not therein stated, in the Indenture or the Officer's Certificate establishing the Notes (the "Officer's Certificate") or, if not therein stated, in the attached Underwriting Agreement.

               Section 2.     Appointment and Obligations of Merrill Lynch.
                              --------------------------------------------
           (a) The Company hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, as the exclusive remarketing agent (the "Remarketing Agent") for the purpose of (x) recommending to the Company the Spread for each Subsequent Spread Period that, in the opinion of the Remarketing Agent, will enable the Remarketing Agent to remarket, for delivery on the applicable Tender Date, tendered Notes at 100% of the principal amount thereof, (y) if the Company and the Remarketing Agent agree on the Spread referred to in (x) above, entering into a remarketing agreement supplement (each, a "Remarketing Agreement Supplement") with the Company, substantially in the form attached hereto as Exhibit A, pursuant to which the Remarketing Agent will agree, subject to the terms hereof and thereof, to use its best efforts to remarket, at a price equal to 100% of the principal amount thereof (the "Purchase Price"), the Notes tendered by the beneficial owners thereof (the "Beneficial Owners") (each such remarketing being hereinafter referred to as a "Remarketing"), and (z) performing such other duties as are assigned to the Remarketing Agent in this Agreement, the Notes, the Indenture and/or the applicable Remarketing Agreement Supplement.

               The Remarketing Agent will make recommendations to the Company prior to each Duration/Mode Determination Date as to redemption provisions, the length of Interest Periods for the Notes and whether the Notes should be in the Fixed Rate Mode or the Floating Rate Mode.

               If the Company and the Remarketing Agent do not agree on the Spread for any Subsequent Spread Period, then the Company is required unconditionally to repurchase and retire all of the Notes on the applicable Tender Date at a price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the Tender Date.

               If the Company and the Remarketing Agent have entered into a Remarketing Agreement Supplement with respect to the applicable Tender Date, except as otherwise provided in the next succeeding paragraph, each Beneficial Owner may, at such Beneficial Owner's option, upon giving notice as provided below ("Tender Notice"), tender such Beneficial Owner's interest in such Note for purchase, at the Purchase Price, by the Remarketing Agent on the Tender Date with respect to a Subsequent Spread Period. The Purchase Price will be paid by the Remarketing Agent in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds. If such Beneficial Owner has an account at the Remarketing Agent and tenders such Beneficial Owner's interest in such Note through such account, such Beneficial Owner will not be required to pay any fee or commission to the Remarketing Agent.

               In the case of a Floating Rate Spread Determination Date, the Tender Notice must be received by the Remarketing Agent during the period commencing on the first Business Day following such Spread Determination Date and ending at 12:00 noon, New York City time, on the fifth Business Day following such Spread Determination Date. In the case of a Fixed Rate Spread Determination Date, the Tender Notice must be received by the Remarketing Agent during the period commencing at 12:00 noon, New York City time, on such Spread Determination Date and ending at 12:00 noon, New York City time, on the first Business Day following such Spread Determination Date. The term "Notice Date" means, in either case, the time and date by which a Tender Notice must be received by the Remarketing Agent. Except as otherwise provided below, a Tender Notice shall be irrevocable. If a Tender Notice is not received for any reason by the Remarketing Agent with respect to any Note by the Notice Date, the beneficial owner of such Note shall be deemed to have elected not to tender such Note for purchase by the Remarketing Agent, and the interest rate thereon will be reset automatically to the new applicable interest rate on the Commencement Date for the next Subsequent Spread Period.

               The Remarketing Agent will attempt, on a best effort basis, to remarket the tendered Notes at a price equal to 100% of the aggregate principal amount so tendered. There is no assurance that the Remarketing Agent will be able to remarket the entire principal amount of Notes tendered in a Remarketing. The Remarketing Agent shall also have the option, but not the obligation, to purchase any tendered Notes at such price. If the Remarketing Agent is unable to remarket some or all of the tendered Notes and chooses not to purchase such tendered Notes, the Company is obligated unconditionally to purchase and retire on the Tender Date the remaining unsold tendered Notes at a price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the applicable Tender Date.

               No beneficial owner of any Note shall have any rights or claims under this Agreement or any Remarketing Agreement Supplement or against the Company or the Remarketing Agent as a result of the Remarketing Agent's not purchasing such Notes.

               Section 3.     Fees and Expenses.  The obligations of the
                              -----------------
          Company to pay to the Remarketing Agent on each Tender Date the fees and expenses set forth in the applicable Remarketing Agreement Supplement shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

               Section 4.     Removal of the Remarketing Agent  With
                              --------------------------------
          respect to any Subsequent Spread Period, the Company may in its absolute discretion remove the Remarketing Agent by giving notice to the Remarketing Agent prior to 3:00 p.m., New York City time, on the Duration/Mode Determination Date applicable thereto, such removal to be effective upon the Company's appointment of a successor Remarketing Agent. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent and enter into a remarketing agreement with such persons as soon as reasonably practicable.

               Section 5.     Dealing in the Notes.  Subject to its
                              --------------------
          compliance with applicable laws and regulations, Merrill Lynch, when acting as Remarketing Agent or in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. Merrill Lynch may exercise any vote or join in any action which any Beneficial Owner of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity hereunder. Merrill Lynch, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder. Likewise, Merrill Lynch or any affiliate thereof may act as the "Reference Treasury Dealer" as defined in the Company's Prospectus Supplement, dated January 28, 1998, relating to the Notes.

               Section 6.     Current Prospectus.  If Merrill Lynch
                              ------------------
          determines, based on advice of counsel, that applicable law, regulations or interpretations of the Securities and Exchange Commission ("Commission") make it necessary or advisable to deliver a current prospectus in connection with a Remarketing, the Company shall furnish a current prospectus to be used by the Remarketing Agent in such Remarketing in such numbers as the Remarketing Agent shall reasonably request.

               Section 7.     Representations and Warranties by the
                              -------------------------------------
          Company.  The Company represents and warrants to Merrill Lynch,
          -------
          as of the date hereof, and as of each Tender Date, as follows:

                    (a)  Financial Statements.   The financial statements
                         --------------------
               of the Company included in the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if any (the "34 Act Documents"), together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, if any, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise disclosed in such financial statements or the notes thereto. The supporting schedules, if any, included in the Company's 34 Act Documents present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, included in the Company's 34 Act Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Company's 34 Act Documents. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Company's 34 Act Documents present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                    (b)  No Material Adverse Change in Business.   Since
                         --------------------------------------
               the respective dates as of which information is given in the Company's 34 Act Documents, except as otherwise stated therein, there has been no material adverse change in the financial condition, business, earnings, or principal properties of the Company, whether or not arising in the ordinary course of business.

                    (c)  Authorization of This Agreement.   This Agreement
                         -------------------------------
               has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles.

               Section 8.     Conditions to the Remarketing Agent's
                              -------------------------------------
          Obligations.  The obligations of the Remarketing Agent to
          -----------
          purchase and remarket the Notes shall be subject to the terms and conditions hereof and of the applicable Remarketing Agreement Supplement.

               Section 9.     Termination of This Agreement.  Subject to
                              -----------------------------
          Section 3 hereof relating to the payment of fees and expenses, this Agreement shall terminate as to the Remarketing Agent on the effective date of the removal of such Remarketing Agent pursuant to Section 4 hereof.

               Section 10.    Remarketing Agent's Performance; Duty of
                              ----------------------------------------
          Care.  The duties and obligations of the Remarketing Agent
          ----
          hereunder shall be determined solely by the express provisions of this Agreement, the Notes, the Indenture, the Officer's Certificate and the applicable Remarketing Agreement Supplement.

               Section 11.    GOVERNING LAW.  THIS AGREEMENT SHALL BE
                              -------------
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

               Section 12.    Term of This Agreement.  Unless otherwise
                              ----------------------
          terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding.

               Section 13.    Successors and Assigns.  The rights and
                              ----------------------
          obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch; the rights and obligations of Merrill Lynch hereunder may not be assigned or delegated to any other person without the prior written consent of the Company; and any attempt by either party to do so will be unenforceable. This Agreement shall inure to the benefit of and be binding upon the Company and Merrill Lynch and their respective permitted successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any Notes merely because of such purchase.

               Section 14.    Headings.  Section headings have been
                              --------
          inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

               Section 15.    Severability.  If any provision of this
                              ------------
          Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

               Section 16.    Counterparts.  This Agreement may be executed
                              ------------
          in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

               Section 17.    Amendments.  This Agreement may be amended by
                              ----------
          any instrument in writing signed by each of the parties hereto.

               Section 18.    Notices.  Unless otherwise specified, any
                              -------
          notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication or by telephone and confirmed in writing. All written notices shall be deemed to be validly given or made, if delivered by hand, when so delivered, or if mailed, when mailed registered or certified mail, return receipt requested and postage prepaid. All notices by telecommunication (including telephone) shall be deemed to be validly given or made when received. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to 1601 Bryan Street, Dallas, Texas 75201,
          Attention: Treasurer; and if to Merrill Lynch, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1209, Attention: Debt Syndicate, or to such other address as either of the above shall specify to the other in writing.

               Section 19.    Benefit.  Nothing in this Agreement, express
                              -------
          or implied, is intended or shall be construed to confer upon or give any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties.

               IN WITNESS WHEREOF, each of the Company and Merrill Lynch has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                   ENSERCH CORPORATION

                                   By:  /s/ J.W. Pinkerton
                                       ---------------------------------
                                      Name: J.W. Pinkerton
                                      Title: Vice President



                                   MERRILL LYNCH & CO.
                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED

                                   By:  /s/ John Thorndike
                                       ---------------------------------
                                      Name: John Thorndike
                                      Title: Managing Director

                                                                  EXHIBIT A


                           REMARKETING AGREEMENT SUPPLEMENT


               Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent") hereby agrees to purchase the Notes described below (the "Notes") that have been tendered
          by the holders thereof for sale on               ,      (the
                                             ----------- --  ----
          "Tender Date").

               It is acknowledged and agreed that the Notes need not be further registered under the Securities Act of 1933, as amended (the "Act"), and that, in connection with the remarketing of the Notes by the Remarketing Agent in accordance with the terms of the Remarketing Agreement dated January 30, 1998 (the "Remarketing Agreement"), no prospectus meeting the requirements of Section 10 of the Act need be delivered, or filed pursuant to Rule 424 under the Act.

               It is understood that the Remarketing Agent will deliver to purchasers and prospective purchasers, in connection with the remarketing, one or more forms of written communication describing the terms of the Notes (each, a "Remarketing Memorandum"), the form of each of which shall be delivered to ENSERCH Corporation (the "Company") not less than two Business Days prior to its use and subject to the approval of the Company prior to its use by the Remarketing Agent, which approval shall not be unreasonably withheld or delayed.

               The Remarketing Agent shall offer to purchase Notes, and purchase validly tendered Notes on the Tender Date, in accordance with all applicable laws and regulations and interpretations of the Securities and Exchange Commission.

               During the period commencing on the date hereof and continuing to the relevant Tender Date, the Company agrees not to issue, offer, sell, or contract to sell, in the market in which the Notes are being remarketed, any securities of the Company substantially similar to the Notes, without the prior written consent of the Remarketing Agent.

               The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company.

               The representations and warranties made pursuant to the Remarketing Agreement; Section 10 of the attached Underwriting Agreement (except that Section 10 is amended and supplemented to allow termination of this Remarketing Agreement Supplement by the Remarketing Agent if the Company's representations and warranties herein and in the Remarketing Agreement are not accurate and correct); paragraphs (e) and (g) of Section 7 of the attached Underwriting Agreement (except that the first clause of paragraph
          (e) shall read "Since the later of (i) the most recent dates as of which information is given in the Registration Statement or the Prospectus and (ii) the date of the most recent Remarketing Agreement Supplement entered into by the Company and the Remarketing Agent prior to the date hereof,"); and Section 11 of the attached Underwriting Agreement are incorporated in their entirety into this Agreement and made applicable to the obligations of the Remarketing Agent to the extent applicable to any remarketing of the Notes, except as such provisions are explicitly amended hereby.

               If the Remarketing Agent determines, based on advice of counsel, that changes in applicable law, regulations or interpretations of the Securities and Exchange Commission make it necessary or advisable to deliver a current prospectus in connection with this remarketing, the entirety of the attached Underwriting Agreement (other than Sections 4 and 5) shall be incorporated by reference into this Agreement and made applicable hereto, except as explicitly amended hereby. For the purposes of
          Section 9 of the attached Underwriting Agreement, the relative benefits received by the Company on the one hand and the Remarketing Agent on the other in connection with the remarketing of the Notes pursuant to this Agreement and the Remarketing Agreement shall be deemed to be in the same respective proportions as the aggregate public offering price of the Notes outstanding on the Tender Date bears to the remarketing fee received by the Remarketing Agent pursuant to this Agreement.

               To the extent the attached Underwriting Agreement is applicable hereto, references therein to (i) the "Underwriter" shall be deemed to refer to the Remarketing Agent, (ii) the "Debt Securities" shall be deemed to refer to the Notes, (iii) "this Agreement" shall be deemed to refer to this Agreement and the Remarketing Agreement, and (iv) "Closing Date" shall be deemed to refer to the Tender Date. To the extent the provisions of such Underwriting Agreement refer to the "Prospectus" or the "Registration Statement," such references shall be deemed to (i) refer to any Remarketing Memorandum with respect to the Notes, and any prospectus or registration statement that the Company is required to prepare or file with respect to the Notes pursuant to applicable law, regulations or interpretations of the Securities and Exchange Commission in effect at the time of such remarketing of the Notes, including all documents incorporated by reference therein and (ii) refer to each such document as amended or supplemented to the date hereof and the Tender Date. The term "Incorporated Documents" in such Underwriting Agreement shall be deemed to include those filed and incorporated through the date hereof and the Tender Date. References to issuance and/or sale of Debt Securities shall be deemed to refer to Remarketing of the Notes. References in Section 9(b) to information furnished by the Underwriter shall be deemed to refer to information provided by the Remarketing Agent for use in the appropriate offering documents.

               All capitalized terms used and not defined in this Agreement have the respective meanings assigned thereto in the Notes, or, if not therein stated, in the Indenture or the Officers' Certificate establishing the Notes or, if not therein stated, in the attached Underwriting Agreement.


           Company:                        ENSERCH Corporation
                                           1601 Bryan Street
                                           Dallas, Texas 75201

           Remarketing Agent and           Merrill Lynch & Co.
           Address:                        Merrill Lynch, Pierce, Fenner
                                            & Smith Incorporated
                                           Merrill Lynch World
                                           Headquarters
                                           World Financial Center
                                           North Tower, 26th Floor
                                           New York, New York  10281-1209

           Title of Notes:                 Remarketed   Reset   Notes   due
                                           January 1, 2008

           Principal Amount of Notes
           to be Purchased:

           Title of Indenture:             Indenture  (For  Unsecured  Debt
                                           Securities) dated as of  January
                                           1,  1998,  by  and  between  the
                                           Company and the Trustee

           Trustee:                        The Bank of New York

           Current Ratings:                Moody's Investors Service Inc.:
                                           Standard & Poor's Corporation:
                                           Duff & Phelps, Inc.:
           Certain Terms of the Notes:

                Maturity:                  January 1, 2008

                Spread Determination
                 Date:


                Duration/Mode
                 Determination
                 Date:


                Tender Notice Date:


                Interest Reset Dates:


                Tender Date:


                Next Commencement Date:


                New Interest Rate:         As determined by application  of
                                           the  provisions set forth in the
                                           attached  form  of the  Notes on
                                           the LIBOR Determination Date  or
                                           the   Fixed  Rate  Determination
                                           Date, as applicable.

                Spread:

                Interest Payment Dates:

                Subsequent Spread Period:

                Redemption Provisions:

                Beneficial Owner Tender    As  set  forth in  the  attached
                  Provisions:              Prospectus   Supplement    dated
                                           January 28, 1998.  In the  event
                                           that   the   Remarketing   Agent
                                           fails  to  purchase  all   Notes
                                           validly  tendered  for  purchase
                                           on  the  Tender Date,  then  the
                                           Remarketing     Agent      shall
                                           promptly notify the Company  and
                                           the Trustee of such failure.

                Company Purchase:          In   the  event   that  (A)  the
                                           Remarketing   Agent   fails   to
                                           purchase   all   Notes   validly
                                           tendered  for  purchase  on  the
                                           Tender  Date for any reason, and
                                           (B)  the  Company has  not given
                                           notice  of redemption  of all of
                                           the  Notes then  outstanding  in
                                           accordance  with the  provisions
                                           described in  the attached  form
                                           of  the Notes,  then the Company
                                           shall  purchase   (at  a   price
                                           equal  to 100%  of the principal
                                           amount  thereof,  together  with
                                           accrued interest  to the  Tender
                                           Date)  and retire  all  tendered
                                           Notes    not    remarketed    or
                                           purchased  by  the   Remarketing
                                           Agent.

           Legal Opinion:                  If  required  to  be   delivered
                                           pursuant  to  this   Remarketing
                                           Agreement    Supplement,     the
                                           opinions    to    be   delivered
                                           pursuant  to Section 7(c) of the
                                           attached Underwriting  Agreement
                                           shall  be  modified to  add  the
                                           following  opinions: "no  action
                                           based  upon an  adverse claim to
                                           the  Notes   (or  any   interest
                                           therein)    may   be    asserted
                                           against  the  Remarketing  Agent
                                           with  respect   to  a   security
                                           entitlement    to   the    Notes
                                           transferred  to the  Remarketing
                                           Agent   by   the   prior   owner
                                           thereof  as   recorded  on   the
                                           books  of DTC  provided that (i)
                                           the   security  entitlement  (as
                                           defined    in    the     Uniform
                                           Commercial  Code as in effect in
                                           the   State  of  New  York  (the
                                           "UCC"))  transferred is  for  an
                                           authorized  denomination of  the
                                           Notes;  (ii)  a  single   global
                                           Note  registered in  the name of
                                           CEDE &  Co., a  nominee of  DTC,
                                           has been  duly authenticated  by
                                           theTrustee  under the  Indenture
                                           and is being held  by DTC or The
                                           Bank  of  New York  as custodian
                                           for   DTC;   (iii)  DTC   is   a
                                           securities intermediary (as such
                                           term is defined in the UCC)  and
                                           complies with the requirements of
                                           the UCC applicable thereto; (iv)
                                           the  security  intermediary's
                                           jurisdiction  (as such  term  is
                                           defined   in  the  UCC)  is  New
                                           York;  (v) DTC indicates by book
                                           entry  that  the portion  of the
                                           Note   corresponding   to   such
                                           security  entitlement  has  been
                                           credited   to   the   securities
                                           account   (as   such   term   is
                                           defined   in  the  UCC)  of  the
                                           Remarketing Agent   and  debited
                                           from the  securities account  of
                                           the   prior  owner;   (vi)   the
                                           Remarketing Agent is  thereafter
                                           identified  on the  books of DTC
                                           as   the  person   having   such
                                           security   entitlement   against
                                           DTC;   (vii)   the   Remarketing
                                           Agent          purchased    such
                                           securities    entitlement    for
                                           value  (as such  term is defined
                                           in   the   UCC);   (viii)    the
                                           Remarketing  Agent     purchased
                                           such    security     entitlement
                                           without  notice of  the  adverse
                                           claim  (as such  term is defined
                                           in the  UCC)."   No opinion need
                                           be  given as  to  the  effect of
                                           any   rule   adopted   by    DTC
                                           governing       rights       and
                                           obligations  among DTC  and  its
                                           participants.

           Form of Notes:                  Global  certificate   registered
                                           in  the  name  of  the  nominee,
                                           which  currently is  CEDE & Co.,
                                           of  the depository of the Notes,
                                           which  is  DTC.   The beneficial
                                           owners     of     the      Notes
                                           ("Beneficial  Owners")  are  not
                                           entitled  to receive  definitive
                                           certificates representing  their
                                           Notes,   except   under  limited
                                           circumstances.    A   Beneficial
                                           Owner's  ownership  of  a   Note
                                           currently  is  recorded  on   or
                                           through  the   records  of   the
                                           brokerage firm  or other  entity
                                           that  is  a participant  in  DTC
                                           and    that    maintains    such
                                           Beneficial Owner's account.

           Purchase Price:                 100%  of the principal amount of
                                           the    Notes,   together    with
                                           accrued  interest.   Payable  to
                                           DTC  for the  Beneficial  Owners
                                           of Tendered Notes.

           Remarketing Fee:                     % of the principal amount
                                           -----
                                           of  the  Notes  outstanding   on
                                           each Tender  Date multiplied  by
                                           the  number of  years  remaining
                                           in the Stated Maturity.

           Closing: Reid & Priest LLP, 40 West 57th Street, New York, New York at 10:00 a.m., New York time, on the Tender Date.

          The foregoing terms are hereby confirmed and agreed to as of this
              day of            ,     .
          ----        -----------  ----


                                          ENSERCH CORPORATION


                                          By:
                                             ---------------------------
                                               Name:
                                               Title:


                                          MERRILL LYNCH & CO.
                                          MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCORPORATED


                                          By:
                                             ----------------------------
                                               Name:
                                               Title: